EXHIBIT 99.1

Hyperion Therapeutics Announces Fourth Quarter and Full Year 2013 Financial Results

Total 2013 Net Revenue of $42.2 Million; Fourth Quarter Net Sales of $18.6 Million, Including 46 Percent Growth in RAVICTI Sales

BRISBANE, Calif., Feb. 27, 2014 (GLOBE NEWSWIRE) -- Hyperion Therapeutics, Inc. (Nasdaq:HPTX) today reported net revenue of $18.6 million and $42.2 million for the fourth quarter and full year 2013, respectively. Hyperion's revenues are for sales of its two products for the treatment of urea cycle disorders, RAVICTI® (glycerol phenylbutyrate) Oral Liquid, launched on March 1, 2013 and BUPHENYL® (sodium phenylbutyrate) Tablets and Powder acquired on May 31, 2013. Adjusted net income for the fourth quarter 2013 was $4.1 million compared to an adjusted net loss of $7.9 million in the fourth quarter of 2012, an increase in net income of $12.0 million. The company ended 2013 with cash, cash equivalents and investments of $118.1 million, an increase of $9.5 million from the prior quarter.

"2013 was a year with significant achievements on many fronts - clinical, regulatory and commercial - which resulted in our successful launch of RAVICTI, the acquisition and effective integration of BUPHENYL into our commercial operation, and the advancement of another program expected to enter Phase 3 clinical testing in late 2014 or by early 2015," said Donald J. Santel, president and chief executive officer of Hyperion. "The commercialization of RAVICTI and BUPHENYL are going well and it is our privilege and pleasure to help the historically underserved urea cycle disorder community."

2013 Accomplishments

  Received FDA approval and launched RAVICTI, the first therapeutic alternative in 18 years for the chronic management of adult and pediatric patients with urea cycle disorders, or UCD, in patients two years and older.
  Received orphan drug exclusivity for RAVICTI offering protection against generic drug approval for the UCD indication until 2020.
  Obtained method of use patents that support claims in UCD until 2032.
  Acquired worldwide rights to BUPHENYL, enabling the company to offer another treatment option to the UCD patient community.
  Submitted to the FDA a package that outlined Hyperion's planned approach for measuring hepatic encephalopathy events in its planned pivotal clinical trial of glycerol phenylbutyrate.

Fourth Quarter 2013 Financial Results

Net income as measured under U.S. generally accepted accounting principles ("GAAP") was $0.5 million, or $0.02 per diluted share for the three months ended December 31, 2013 compared with a net loss of $8.3 million, or $(0.50) per diluted share for the same period of 2012. Adjusted net income was $4.1 million, or $0.19 per diluted share for the three months ended December 31, 2013 compared with an adjusted net loss of $7.9 million, or $(0.48) per diluted share for the same period in 2012. A reconciliation of adjusted net income (loss) to GAAP net income (loss) is provided in the accompanying table below entitled "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)."

Revenue

During the three months ended December 31, 2013, Hyperion generated net product revenue of $18.6 million from the sale of RAVICTI and BUPHENYL. Net product revenue for the period consisted of $14.3 million in net sales from RAVICTI, a 46 percent increase from third quarter 2013 RAVICTI sales of $9.8 million, and $4.5 million in net sales from BUPHENYL partially offset by $0.2 million of co-payment assistance, a program to reduce financial burden for patients for both RAVICTI and BUPHENYL.

Cost of Sales

Cost of sales for the three months ended December 31, 2013 was $2.8 million and consisted of RAVICTI product costs of $1.5 million and BUPHENYL product costs of $1.3 million. Cost of sales related to the sales of RAVICTI is not representative of Hyperion's future expectations of this expense as manufacturing related expenses associated with RAVICTI sales were largely recorded to research and development expenses in periods prior to approval. As a result, cost of sales for RAVICTI for the next several quarters are expected to reflect a lower average per unit cost of materials as we sell product inventory that was previously expensed as research and development. Cost of sales related to the sales of BUPHENYL was higher and not indicative of future cost of sales due to the recording of the step-up value on BUPHENYL inventories which will be expensed to cost of sales as that inventory is sold.

Operating Expenses

Total adjusted operating expenses increased by $4.6 million to $12.0 million for the three months ended December 31, 2013 compared to $7.4 million for the three months ended December 31, 2012. On a GAAP basis, operating expense was $15.0 million for the fourth quarter 2013 compared to $7.8 million for the same period in 2012.

Research and Development (R&D)

Adjusted R&D expenses were $2.9 million for the three months ended December 31, 2013 and 2012. On a GAAP basis, R&D expense was $3.1 million for the fourth quarter of 2013 compared to $3.0 million for the same period in 2012.

Selling, General, and Administrative (SG&A)

Adjusted SG&A expenses increased by $4.6 million to $9.1 million for the three months ended December 31, 2013 compared to $4.5 million for the three months ended December 31, 2012. On a GAAP basis, SG&A expense was $10.1 million for the fourth quarter of 2013 compared to $4.8 million for the same period in 2012. The increase in GAAP expenses over the prior year period was primarily due to an increase in employee-related costs as a result of new hires, mainly in the commercial organization and other commercial and administrative related infrastructure expenses pertaining to the commercialization of RAVICTI and integration of BUPHENYL.

Amortization of Intangible Asset

Amortization of intangible asset was $1.7 million for the three months ended December 31, 2013 and pertains to the amortization expense for the BUPHENYL product rights acquired as part of the BUPHENYL acquisition on May 31, 2013.

Interest Expense

Interest expense decreased by $0.1 million to $0.4 million for the three months ended December 31, 2013, compared to $0.5 million for the three months ended December 31, 2012. This decrease was due to the decrease in the notes payable balance in 2013.

Cash, Cash Equivalents and Investments

As of December 31, 2013, Hyperion had cash, cash equivalents and investments of $118.1 million, an increase of $9.5 million from September 30, 2013.

2014 Expense Guidance

For 2014, Hyperion anticipates its adjusted operating expenses to be in the range of $52 million to $64 million which excludes amortization of the BUPHENYL intangible asset and stock-based compensation. The company expects amortization expense and stock-based compensation expense to be approximately $4 million to $5 million and $7.5 million to $8.5 million, respectively.

Conference Call and Webcast

Hyperion's management will discuss the company's financial results and provide a general business update, during its conference call beginning at 4:30 p.m. EST/1:30 p.m. PST today, Thursday, February 27, 2014.

To access the live teleconference, please dial (877) 847-7188 (U.S.) or (408) 427-3787 (International) and reference the conference ID#69490013. To access the webcast and replay, please go to the Events & Presentation page on the Investors section of the company's web site at www.hyperiontx.com.

About Hyperion Therapeutics

Hyperion Therapeutics, Inc. is a commercial stage biopharmaceutical company committed to developing and delivering life-changing treatments for orphan diseases and hepatology. The company's first commercial product, RAVICTI® (glycerol phenylbutyrate) Oral Liquid, was approved in February 2013 and is currently being marketed in the United States. The company also owns worldwide rights to BUPHENYL® (sodium phenylbutyrate) Tablets and Powder which it markets in the U.S. The compound is also marketed in ex-U.S. geographies through business partners. For more information, please visit www.hyperiontx.com.

For additional Important Safety Information including Warnings and Precautions, Adverse Events, Drug Interactions, and Special Populations, please see full Prescribing Information (PDF) and Medication Guide (PDF) for RAVICTI at http://www.hyperiontx.com/sites/default/files/RAVICTI_Prescribing_Information.pdf and for BUPHENYL at http://www.hyperiontx.com/sites/default/files/BUPHENYL_Prescribing_Information.pdf.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Hyperion, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, among others, expectations about 2014 operating expenses excluding amortization of the BUPHENYL intangible asset, stock-based compensation, amortization expense and future cost of sales for RAVICTI and BUPHENYL. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the company in general, see Hyperion's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and any subsequent filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release and the reconciliation table included herein includes the following non-GAAP financial measures: adjusted net income (loss), adjusted net income (loss) – basic and diluted per share, adjusted cost of sales expense, adjusted research and development expense, adjusted selling, general and administrative expense and adjusted operating expense. A description of the adjusted calculations and reconciliation to the comparable GAAP financial measures is provided in the accompanying table entitled "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)."

Hyperion management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The items excluded include such items such as non-cash expenses, non-recurring expenses and items that impact comparability to our peers. Hyperion management believes the non-GAAP information is useful for investors by offering the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect the Company. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

Hyperion Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net product revenue	$18,627	$ —	$42,204	$ —

Costs and expenses:
Cost of sales	2,794	—	6,740	—
Research and development	3,115	3,033	9,984	17,046
Selling, general and administrative	10,101	4,762	35,839	11,487
Amortization of intangible asset	1,738	—	3,058	—
Total costs and expenses	17,748	7,795	55,621	28,533
Income (loss) from operations	879	(7,795)	(13,417)	(28,533)
Interest income	5	1	27	12
Interest expense	(386)	(491)	(1,539)	(3,703)
Gain from settlement of retention option	—	—	31,079	—
Other income (expense) - net	19	—	526	(39)
Income (loss) before income taxes	517	(8,285)	16,676	(32,263)
Income tax expense, net	49	—	49	—
Net income (loss) per share attributable to common stockholders:	$468	$(8,285)	$16,627	$(32,263)

Basic	$0.02	$(0.50)	$0.86	$(4.45)

Diluted	$0.02	$(0.50)	$0.80	$(4.45)

Weighted average number of shares used to compute net income (loss) per share of common stock:
Basic	20,114,097	16,613,320	19,415,822	7,256,537

Diluted	21,442,890	16,613,320	20,730,913	7,256,537

Hyperion Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2013	2012 (1)
	(unaudited)

Assets
Current assets
Cash and cash equivalents	$74,232	$49,853
Short-term investments	28,045	—
Accounts receivable, net	4,419	—
Inventories	3,513	—
Prepaid expenses and other current assets	1,403	1,155
Total current assets	111,612	51,008
Long-term investments	15,780	—
Property and equipment, net	936	49
Intangible asset, net	13,442	—
Other non-current assets	749	147
Total assets	$142,519	$51,204

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,292	$2,177
Accrued liabilities	12,187	2,540
Notes payable, current portion	5,652	4,348
Total current liabilities	20,131	9,065
Notes payable, net of current portion	2,621	7,750
Deferred rent	81	—
Total liabilities	22,833	16,815

Stockholders' equity
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	242,109	173,384
Accumulated other comprehensive loss	(55)	—
Accumulated deficit	(122,370)	(138,997)
Total stockholders' equity	119,686	34,389
Total liabilities and stockholders' equity	$142,519	$51,204

___________________________________
(1) Derived from the audited financial statements, included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2012 filed with the Securities and Exchange Commission on February 26, 2013.

Hyperion Therapeutics, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss):
Net Income (loss) GAAP	$468	$(8,285)	$16,627	$(32,263)
Adjustments:
Gain from settlement of retention option (a)	—	—	(31,079)	—
Release of step-up on acquired BUPHENYL inventory (b)	637	—	1,610	—
Employee stock-based compensation (c)	1,224	383	4,321	993
Amortization of intangible asset (d)	1,738	—	3,058	—
Adjusted Net income (loss)	$4,067	$(7,902)	$(5,463)	$(31,270)

Cost of sales expense:
Cost of sales expense- GAAP	$2,794	$ —	$6,740	$ —
Adjustments:
Release of step-up on acquired BUPHENYL inventory (b)	(637)	—	(1,610)	—
Employee stock-based compensation (c)	(19)	—	(27)	—
Adjusted Cost of sales expense	$2,138	$ —	$5,103	$ —

Operating expense (Research and development expense; Selling, general and administrative expense, and amortization of intangible asset expense):
Operating Expense – GAAP	$14,954	$7,795	$48,881	$28,533
Adjustments:
Employee stock-based compensation (c)	(1,205)	(383)	(4,294)	(993)
Amortization of intangible asset (d)	(1,738)	—	(3,058)	—
Adjusted Operating expenses	$12,011	$7,412	$41,529	$27,540

Research and development expense:
Research and development expense – GAAP	$3,115	$3,033	$9,984	$17,046
Adjustments:
Employee stock-based compensation (c)	(175)	(113)	(585)	(374)
Adjusted Research and development expense	$2,940	$2,920	$9,399	$16,672

Selling, general and administrative expense:
Selling, general and administrative expense – GAAP	$10,101	$4,762	$35,839	$11,487
Adjustments:
Employee stock-based compensation (c)	(1,030)	(270)	(3,709)	(619)
Adjusted Selling, general and administrative expense	$9,071	$4,492	$32,130	$10,868

Adjusted Earnings (loss) per share:
Adjusted Net income (loss)	$4,067	$(7,902)	$(5,463)	$(31,270)
Adjusted Weighted average shares
Basic	20,114,097	16,613,320	19,415,822	7,256,537
Diluted	21,442,890	16,613,320	19,415,822	7,256,537

Adjusted net income (loss) per share
Basic	$0.20	$(0.48)	$(0.28)	$(4.31)
Diluted	$0.19	$(0.48)	$(0.28)	$(4.31)

Hyperion is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors' understanding of the company's performance.  This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Gain from settlement of retention option: Exclude the one-time gain related to the acquisition of the BUPHENYL product rights.

(b) Release of step-up on acquired BUPHENYL inventory: Exclude the expense related to the release of step-up of acquired BUPHENYL inventory.

(c) Employee stock-based compensation: Exclude the non-cash employee stock-based compensation.

(d) Amortization of Intangible asset: Exclude the amortization of intangible asset related to the acquisition of the BUPHENYL product rights.

CONTACT: Sylvia Wheeler
         V.P., Investor Relations and Corporate Communications
         650 745 7834